UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2008

Current Technology Corporation
(Exact name of registrant as specified in its charter)

Canada	000-19846	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 West Pender Street, Suite 1430 Vancouver, B.C., Canada	V6C2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 684-2727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 23, 2008 Current Technology Corporation (the “Company”) entered into a securities purchase agreement with an accredited investor to purchase 2.0 million Company “units.”    The terms of each “unit” are described under Item 3.02 below.  The Company received gross proceeds of $500,000, and used the funds to make the final $500,000 payment to complete the Company’s acquisition of a 51% equity interest in Celevoke, Inc. (“Celevoke”).

Item 1.02 Termination of a Material Definitive Agreement

On January 10, 2008 the Company entered into a securities purchase agreement with MSGI Securities Solutions, Inc. (the “MSGI Agreement”).  Under the MSGI Agreement MSGI agreed to purchase 25.0 million Company units for a total purchase price of $2,500,000, to be made in five $500,000 installments. However, MSGI was late in several payments and did not make the final payment. On May 22, 2008 the Company informed MSGI that it believes MSGI lost any right to purchase the final 5.0 million units, and also lost certain other benefits it was to obtain when it entered into the MSGI Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2008, while we were a foreign private issuer, the Company entered into a securities purchase agreement with Celevoke (the “Celevoke Agreement”).  That transaction has been previously described in reports we have filed with the Securities and Exchange Commission, including a Form 8-K filed on April 25, 2008 and our Form 10-Q for the quarter ended March 31, 2008 and filed on May 20, 2008.

On May 23, 2008 the Company completed the acquisition of a controlling interest in Celevoke by making the final installment payment for Celevoke common shares under the Celevoke Agreement.  In total we acquired 102 shares of Celevoke common stock for an aggregate purchase price of $2,500,000, with the 102 shares being purchased in four installments of 20 shares and the final installment of 22 shares.  After the purchase of the full 102 shares we own 51% of the voting stock of Celevoke.

This disclosure is intended to update our previous disclosure regarding the Celevoke Agreement.  The Company has not yet determined whether it is required to file pro forma financial statements pursuant to Item 9.01 of Form 8-K.  Accordingly, pro forma financial statements have not been filed with this report.  If the Company determines it has an obligation to file pro forma financial statements it intends to file the pro forma financial statements with an amendment to this Form 8-K by August 5, 2008.

Item 3.02 Unregistered Sales of Equity Securities

On May 23, 2008, the Company issued 2.0 million “units” for gross proceeds of $500,000.  Each unit was issued at $0.25 and consisted of one share of Company common stock and one common stock purchase warrant.  The warrants are exercisable for five years at $0.50.  The units were purchased by an accredited investor and the Company relied on Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder for the issuance of the units.  No commissions or other remuneration were paid in connection with this issuance.

Item 8.01 Other Events

On May 23, 2008 the Company issued a press release announcing that it completed the 51% acquisition of Texas-based Celevoke, with a final payment of $500,000. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1

Form of Subscription Agreement and Investment Letter.

99.1

Press Release dated May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Current Technology Corporation
(Registrant)

Date: May 29, 2008	/s/ Robert Kramer_____
Name: Robert Kramer
Title: Chief Executive Officer